Exhibit 3.1

STATE OF SOUTH CAROLINA
SECRETARY OF STATE

ARTICLES OF AMENDMENT

TYPE OR PRINT CLEARLY IN BLACK INK

Pursuant to Section 33-10-106 of the 1976 South Carolina Code of Laws, as amended, the undersigned corporation adopts the following Articles of Amendment to its Amended and Restated Articles of Incorporation:

1.              The name of the corporation is South State Corporation.

2.              Date of Incorporation:  February 22, 1985.

3.              Agent’s Name and Address:

V. Nicole Comer, 700 Gervais Street, Columbia, South Carolina, 29201.

4.              On October 25, 2017, the corporation adopted the following Amendment(s) of its Articles of Incorporation:  (Type or attach the complete text of each Amendment)

The first sentence of Article V of the Amended and Restated Articles of Incorporation of South State Corporation shall be amended and restated in its entirety to state:

The aggregate number of shares which the corporation shall have the authority to issue is (i) Eighty Million (80,000,000) shares of one class of Common Stock, each of which shall have a par value of Two Dollars Fifty Cents ($2.50) and (ii) Ten Million (10,000,000) shares of preferred stock, par value $.01 per share (referred to in these amended and restated Articles of Incorporation as “preferred stock”).

5.              The manner, if not set forth in the Amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the Amendment shall be effected, is as follows: (if not applicable, insert “not applicable” or “NA”).

Not applicable.

6.              Complete either “a” or “b”, whichever is applicable.

a.              ☒          Amendment(s) adopted by shareholder action.

At the date of adoption of the Amendment, the number of outstanding shares of each voting group entitled to vote separately on the Amendment, and the vote of such shares was:

Voting Group	Number of Outstanding Shares(1)	Number of Votes Entitled to be Cast(1)	Number of Votes Represented at the Meeting	Total Number of Votes Cast FOR	Total Number of Votes Cast AGAINST
Common stock, par value $2.50 per share	29,267,369	29,267,369	25,885,056	25,214,878	497,116

(1) As of September 8, 2017, the record date for the special meeting of South State shareholders.

*NOTE:                        Pursuant to Section 33-10-106(6)(i) of the 1976 South Carolina Code of Laws, as amended, the corporation can alternatively state the total number of disputed shares cast for the amendment by each voting group together with a statement that the number of shares cast for the amendment by each voting group was sufficient for approval by that voting group.

b.              ☐            The Amendment(s) was duly adopted by the incorporators or board of directors without shareholder approval pursuant to Section 33-6-102(d), 33-10-102 and 33-10-105 of the 1976 South Carolina Code of Laws, as amended, and shareholder action was not required.

7.              Unless a delayed dated is specified, the effective date of these Articles of Amendment shall be the date of acceptance for filing by the Secretary of State (See Section 33-1-230(b) of 1976 South Carolina Code of Laws, as amended).

The Amendment shall become effective upon filing with the Secretary of State of South Carolina of these Articles of Amendment.

Date:	October 25, 2017	South State Corporation
Name of Corporation

/s/ Robert R. Hill, Jr.
Signature and Office

		Name:	Robert R. Hill, Jr.
		Office:	Chief Executive Officer
Type or Print Name and Office

FILING INSTRUCTIONS

1.              Two copies of this form, the original and either a duplicate original or a conformed copy, must be filed.

2.              If the space in this form is insufficient, please attach additional sheets containing a reference to the appropriate paragraph in this form.

3.              Filing fees and taxes payable to the Secretary of State at time of filing application.

Filing Fee	$10.00
Filing tax	$100.00
Total	$110.00

Return to:	Secretary of State
1205 Pendleton Street, Suite 525
Columbia, SC 29201